EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE AGREEMENT (the “Agreement”), is made as of September 2, 2005 (“Effective Date”), by and between United Fuel and Energy Corporation, a Nevada corporation, and its wholly owned subsidiaries (collectively the “Company”), and Chuck McArthur (“Executive”).

RECITALS:

WHEREAS, the Company is currently engaged in the distribution of fuel products through the following methods: (a) gasoline and diesel sales through unattended re-fueling stations for commercial vehicles and fleets (known as card-lock sites); (b) wholesale distribution of gasoline and diesel products to commercial customers, which include car dealers, gas stations, state and municipal government, trucking companies, and oil field service companies; (c) wholesale distribution of lubricant products (including gear oil, gas engine oil, heavy-duty motor oil, hydraulic oil, transmission oil, hi-temp [specialty] greases, and synthetics) to commercial customers, which include power generation facilities, gas engine compressors, fleets, and oil field equipment; (d) stand-by bobtail trucking services to oil field companies; and (e) sale and distribution, through bulk plants, of regular propane (used in heating) and refrigerant propane (used in commercial facilities for chilling) to residential and commercial customers; all in the State of Texas and the eastern portion of the State of New Mexico (the “Business”); and

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged, the parties, with the intent of being legally bound hereby, agree as follows:

1. Term. The term of this Agreement shall commence on the Effective Date and shall end on the date which is the second anniversary of the Effective Date (the “Initial Term”); provided, however, that the term of this Agreement shall automatically be extended beyond the Initial Term for a one year period, effective upon the second anniversary of the Effective Date (the “Renewal Term”) unless either party notifies the other by a date which is six (6) calendar months prior to the expiration of the Initial Term (such date, the “Notification Date”) that such party desires not to extend the Initial Term beyond the termination of the Initial Term. This Agreement shall continue for successive one-year Renewal Terms unless and until either party gives six (6) months notice to the other of its desire not to extend further the term of this Agreement beyond the end of the then-current Renewal Term, or the Agreement is otherwise terminated pursuant to Section 5 hereof. The term of this Agreement, whether during the Initial Term or any Renewal Term, shall be referred to as the “Term.”

2. Position and Responsibilities.

2.1 Position. Executive will be employed by the Company to render services to the Company in the position of President and Chief Executive Officer. In that capacity, Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company, including, as properties are developed, responsibility for the Company’s marketing, advertising, operations, human resources, and accounting functions. Executive shall abide by all Company rules, policies, and practices as adopted or modified, from time to time, in the Company’s sole discretion; and Executive shall use his best efforts to promote the interests of the Company.

2.2 Principal Place of Performance. Executive shall be based in Midland, Texas, where the Company anticipates it will continue to maintain a principal place of business. Notwithstanding this principal place of employment, Executive shall engage in such travel that is necessary or beneficial to the promotion, development, financing, or operation of the Business.

2.3 Other Activities. While employed by the Company, Executive shall devote his business time, attention, and skill to perform assigned duties, services, and responsibilities in a diligent, loyal, and conscientious manner, and shall act at all times in the furtherance of the Company’s business and interests. Executive shall not, during the term of this Agreement: engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) which might interfere with Executive’s duties and responsibilities hereunder or create a conflict of interest with the Company. The foregoing limitations shall not be construed to prohibit Executive from making personal investments in such form or manner as will neither require Executive’s services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 4 hereof. The Company acknowledges that Executive will from time-to-time serve on the boards of philanthropic organizations or other entities. Accordingly, the foregoing limitations shall not be construed to prohibit Executive from serving on the boards of philanthropic organizations or of entities, provided that such service does not create a conflict of interest with the Company. The determination of whether such activity violates this provision rests solely with the discretion of the Board of Directors of the Company.

2.4 No Conflict. Executive represents and warrants that Executive’s execution of this Agreement, Executive’s employment with the Company, and the performance of Executive’s proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person, or entity, including but not limited to any obligations with respect to proprietary or confidential information of any other person or entity. Further, Executive shall fully indemnify the Company, including but not limited to reasonable attorneys’ fees, costs, and expenses of investigation, for any claim by any third party that such third party may now have or may hereafter come to have against the Company, based upon or arising out of any non-competition agreement, confidentiality agreement, or invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

3. Compensation and Benefits.

3.1 Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive an initial salary equivalent to Three Hundred Thousand Dollars ($300,000.00) per year (“Base Salary”) in equal installments in accordance with the Company’s standard payroll practices (but not less than monthly). Such Base Salary shall be subject to such withholding or deductions as may be mutually agreed between the Company and Executive or as required by law. Executive’s Base Salary will be reviewed, from time to time, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted (upward, but not downward), in the sole discretion of the Board of Directors of the Company.

3.2 Stock Options. The Executive shall be eligible to receive options to purchase 500,000 shares of the Common Stock of the Company. Such options shall be subject to the terms of the stock option plan under which the options are granted and the terms of the award agreement issued there under. These shares shall vest as follows 25% upon signing, 25% on the 1st anniversary date of this agreement and 50% on the second anniversary date of this agreement. These shares shall have an option exercise price of $1.50 per share.

3.3 Fringe Benefits. Executive shall be entitled to participate in the pension and welfare benefit plans that the Company generally makes available to its employees or other executives. The Company reserves the right to terminate any benefit plan for any reason or no reason. Executive shall be entitled to four (4) weeks paid vacation each year.

3.4 Business Expenses. Throughout the term of Executive’s employment hereunder, the Company shall reimburse Executive for all reasonable and necessary travel, entertainment, promotional, and other business expenses that may be incurred by Executive in the course of performing Executive’s duties. Authorized expenses shall be reimbursed by the Company in accordance with policies and practices adopted, from time to time, by the Company concerning expense reimbursement for employees and shall be reimbursed upon timely presentation to the Company of an itemized expense statement with respect thereto, including substantiation of expenses incurred and such other documentation as may be required by the Company’s reimbursement policies from time to time and in accordance with Internal Revenue Service guidelines.

3.5 Car Allowance. Executive shall receive a car allowance of one thousand dollars ($1,000.00) per month to cover expenses incurred in operating a vehicle for business travel and other purposes related to Executive’s duties and responsibilities under this Agreement. Executive agrees that the car allowance provided pursuant to this Section is intended to cover all expenses related to the operation of a motor vehicle for Company business purposes and that, therefore, Executive is not entitled to additional reimbursement for mileage, fuel, or other expenses pursuant to Section 3.4.

3.6 Bonus Plan. As additional compensation for employment under this Agreement the Executive shall be eligible to receive a cash bonus equal to one hunded(100%) percent of the Executive’s Base Salary provided that the Executive meets his Business Management Objectives (“BMO”). The Executive’s BMO are set forth on Schedule which is attached hereto and made part hereof.

3.7 Signing Bonus The executive will receive a signing bonus of $50,000.00 to be paid as cash flow permits.

4. Inventions and Proprietary Information; Prohibition on Third Party Information.

4.1 Employee Confidential Information Agreement. Executive shall sign and be bound by the terms of the Confidential Information Agreement, annexed hereto as Exhibit 4.1, the execution of which is a condition to Executive’s employment with the Company.

4.2 Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not, at any time, disclose to the Company, or use, or induce the Company to use, any proprietary or confidential information or trade secrets of others, including, but not limited to, any proprietary information or trade secrets, if any, of any former employer if such disclosure or use would violate an obligation of Executive or applicable law. Any violation of this provision shall be grounds for Executive’s immediate termination for cause. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary or confidential information or trade secrets.

5. Termination; Rights and Obligations on Termination.

5.1 Reasons for Termination of Agreement. This Agreement and Executive’s employment may be terminated in any one of the followings ways:

a. Death. The death of Executive shall immediately and automatically terminate this Agreement. If Executive dies while employed by the Company, any unvested options granted to Executive under the Company’s stock option plan shall immediately vest and any vested options may be exercised on or before the earlier of: (i) the option’s expiration date or (ii) twelve months after the Executive’s death. Any option that remains unexercised after this period shall be forfeited. If Executive dies while employed by the Company, the Company shall provide (at Company’s expense) health insurance coverage to Executive’s spouse and dependent children for the one (1) year period after the Executive’s death. Other than the benefits described above, no further compensation or benefits shall be due or owing upon the Executive’s death.

b. Disability. If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been unable to perform Executive’s full-time duties hereunder for six (6) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six (6) month period), the Company may terminate Executive’s employment hereunder provided Executive is unable to resume Executive’s full-time duties at the conclusion of such notice period. In the event this Agreement is terminated as a result of Executive’s disability, Executive shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, Executive’s Base Salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for two (2) months, whichever amount is lesser. Additionally, if Executive is terminated due to a disability, any unvested options granted to Executive under the Company’s stock option plan shall immediately vest and any vested options may be exercised on or before the earlier of: (i) the option’s expiration date or (ii) three months after the Executive’s termination due to the disability. Any option that remains unexercised after this period shall be forfeited.

c. Cause. The Company may terminate the Agreement immediately upon written notice to Executive for “Cause,” which shall be: (i) Executive’s willful, material, and irreparable breach of this Agreement; (ii) Executive’s gross negligence in the performance of any of Executive’s material duties and responsibilities hereunder; (iii) Executive’s non-performance (other than by reason of Disability) of any of Executive’s material duties and responsibilities hereunder or of any reasonable, lawful instructions from the Board of Directors of the Company continuing for ten (10) days after receipt by Executive of written notice of the need to cure; (iv) Executive’s dishonesty, fraud, or misconduct with respect to the business or affairs of the Company which the Board of Directors of the Company determines in good faith has been or is likely to be injurious to the interest, property, operations, business, or reputation of the Company; (v) Executive’s conviction of or plea of guilty or nolo contrendre to a felony or crime involving moral turpitude; (vi) Executive’s violation of Section 2.4, Section 4.1 or Section 4.2 of this Agreement or, (vii) Executive's failure to meet and/or satisfy the Business Management Objectives as set forth on Schedule 3.6. In the event of a termination for Cause, as enumerated above, Executive shall receive no severance compensation.

d. Without Cause. At any time after Executive’s commencement of employment, the Company may, without Cause, terminate this Agreement and Executive’s employment, effective thirty (30) days after written notice is provided to Executive. In the event Executive is terminated by the Company without Cause, Executive shall receive from the Company beginning upon termination, a monthly, amount equal to the Base Salary that would have been paid to Executive through the remaining Term of the Agreement if the Executive had not been terminated (assuming that Executive would receive no further increases in his Base Salary after his termination of employment). Additionally, the Company shall provide Executive with continued life insurance and health care coverage (at the Company’s expense) that is substantially equivalent to the coverage that was provided to the Executive prior to the Executive’s termination for the one year period following the date of the Executive’s termination. Finally, if Executive is terminated by the Company without Cause, any unvested options granted to Executive under the Company’s stock option plan shall immediately vest and any vested options may be exercised on or before the earlier of: (i) the option’s expiration date or (ii) three months after the Executive’s termination. Any option that remains unexercised after this period shall be forfeited.

e. Resignation or Retirement by Executive. If Executive resigns, retires, or otherwise terminates employment voluntarily, Executive shall receive no severance compensation and if Executive resigns within _______ days of the Effective Date of this agreement, Executive will refund to Company all signing bonus paid to Executive under Paragraph 3.7 herein.

f. Change in Control of the Company. Executive’s employment may be terminated in the event of a “Change in Control” of the Company (as defined in Section 11 of this Agreement) during the Term of this Agreement.

g. Superseding Agreement. This Agreement shall be terminated immediately and automatically if the parties enter into another employment agreement which supersedes this Agreement. In the event the parties enter into a superseding agreement, no severance pay or other compensation shall be due to Executive with respect to the termination of this Agreement.

5.2 Survival and Continuing Obligations. Upon termination of this Agreement, Executive shall be entitled to receive all compensation earned and all reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided in this Section 5. Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive’s employment by the Company. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination; except that the Company’s obligations under Section 5 herein and Executive’s obligation and other matters under Sections 4, 6, 7, and 8 herein shall survive such termination in accordance with their terms.

6. Use and Return of Company Property. Executive acknowledges the Company’s proprietary rights and interests in its tangible and intangible property. Accordingly, Executive agrees that upon termination of Executive’s employment with the Company, for any reason, and at any time, Executive shall deliver to the Company all Company property, including: (a) all documents, contracts, writings, disks, diskettes, computer files or programs, computer-generated materials, information, documentation, or data stored in any medium, recordings and drawings pertaining to trade secrets, proprietary or confidential information, or other inventions and works of the Company; (b) all records, designs, plans, sketches, specifications, patents, business plans, financial statements, accountings, flow charts, manuals, notebooks, memoranda, lists, and other property delivered to or compiled by Executive, by or on behalf of the Company or any of its representatives, vendors, or customers which pertain to the business of the Company, all of which shall be and remain the property of the Company, and shall be subject, at all times, to its discretion and control; (c) all equipment, devices, products, and tangible personal property entrusted to Executive by the Company; and (d) all correspondence, reports, records, notes, charts, advertisement materials, and other similar data pertaining to the business, activities, or future plans of the Company, in the possession or control of Executive, shall be delivered promptly to the Company without request by it. Executive shall certify to the Company, in writing, within five (5) days of any request by the Company, that all such materials have been returned to the Company.

7. Disclosure of Relationships or Agreements. After termination, Executive shall not disclose the specific terms of the Company’s relationships or agreements with its respective vendors, financiers, or customers that are not publicly known, whether in existence or proposed, to any person, firm, partnership, corporation, or business for any reason or purpose whatsoever.

8. Non-Competition and Non-Solicitation

8.1 Covenant Not To Compete. Executive hereby acknowledges and agrees that, during the term of Executive’s employment with the Company: (i) the Company has expended and will continue to expend considerable time, expense, and organizational resources to develop and maintain its reputation and good will in the industry and among its customers and clients and prospective customers and clients; (ii) the Company will rely upon the reputation and good will it has established to successfully continue its Business; (iii) the Company will entrust such reputation and good will to Executive during the term of Executive’s employment and will provide Executive with opportunities to become acquainted with the Company’s customers, clients, suppliers, licensees, business partners, employees, contractors, and agents, to establish business relationships with them, and to have access to records detailing their business activities with the Company; (iv) Executive has become, and will continue to become, familiar with the Company’s trade secrets and with other Confidential Information, as defined in Exhibit 4.1; (v) Executive’s services to the Company have been and will continue to be unique in nature and of extraordinary value to the Company; and (vi) the Company would be irreparably damaged if Executive were to provide similar services, or reveal trade secrets or Confidential information, to any person or entity competing with the Company or engaged in a similar business. Accordingly, Executive agrees as follows:

8.1.1 For a period of two (2) years immediately following the termination of Executive’s employment, regardless of whether Executive’s termination is voluntary or involuntary, with or without cause, Executive shall not, within the geographic area set forth below, engage as an officer, director, partner, consultant, employee, agent, principal, individual owner or proprietor, or otherwise, either for himself or on behalf of any other person, firm, partnership, corporation, association, or other entity, in any development, planning, marketing, sales, or management activities in direct competition with the Business (as defined in the Recitals above) in which the Company has been actively engaged during the term of Executive’s employment, or which the Company has actively contemplated during the two (2) years preceding the termination of Executive’s employment. This covenant not to compete shall apply to the following geographical area: the entire area within a one hundred fifty (150) mile radius of Midland, Texas and within a one hundred mile radius of any location where Company or its divisions, subdivisions, or affiliates operate a distribution center.

8.2 Non-Solicitation. Executive acknowledges and agrees that the Company would be irreparably damaged if Executive were to disrupt the Company’s relationships with its employees, contractors, consultants, agents, or customers for purposes of engaging in unfair competition with the Company. Accordingly, Employee agrees as follows:

8.2.1 During Executive’s employment and for a period of two (2) years immediately following the termination of Executive’s employment, regardless of whether Executive’s termination is voluntary or involuntary, with or without cause, Executive shall not, either for himself or on behalf of or in conjunction with any other person, partnership, corporation, organization, or other entity, either solicit, divert, induce, or attempt to solicit, divert, or induce, any employee, contractor, consultant, vendor or agent of the Company to sever or alter his, her, or its relationship with the Company, its divisions, subsidiaries, or affiliates, or otherwise interfere with or disrupt the Company’s relationship with any of its employees, contractors, consultants, vendors or agents.

8.2.2 During Executive’s employment and for a period of two (2) years immediately following the termination of Executive’s employment, regardless of whether Executive’s termination is voluntary or involuntary, with or without cause, Executive shall not solicit, contact, divert, induce, or attempt to solicit, contact, divert, or induce, any actual or prospective customer or client of the Company with whom Executive has had material contact (as defined below) during the entire period of Executive's employment with the Company preceding the termination of Executive’s employment to sever or alter his, her, or its relationship with the Company or its subsidiaries, divisions, or affiliates (including, without limitation, making any negative statements or communications concerning the Company). For purposes of this section, “material contact” exists between Executive and an actual or prospective customer or client of the Company if Executive: (i) personally dealt with such customer or client; (ii) coordinated or supervised dealings with such customer or client; or (iii) obtained Confidential Information about such customer or client in the ordinary course of business through Executive’s association with the Company. The restriction contained in this section shall not prevent Executive from accepting business from customers or clients or prospective customers or clients of the Company who transfer their business in the absence of any conduct on the part of Executive that violates this covenant not to solicit.

8.3 Reasonable Restrictions. Executive hereby acknowledges and agrees that the limits on his ability to engage in activities that are competitive with the Company, as defined above, are warranted in order to protect the Company’s trade secrets and Confidential Information, and further, are warranted to protect the Company in developing and main-taining its reputation, goodwill, and status in the marketplace. Employee specifically agrees that the time period, geographic scope, and nature of the restrictions set forth in Sections 8.1 and 8.2 are reasonable and necessary to protect the Company’s legitimate business interests and do not impose any limitations greater than those necessary to protect those interests.

8.4. Remedies. Executive hereby acknowledges and agrees that the services Executive has rendered and will continue to render to the Company are of a special and unique character, which gives this Agreement a peculiar value to the Company, and further acknowledges and agrees that the loss of those services to a direct competitor or the direct competition by Executive against the Company cannot be reasonably or adequately compensated for by damages in an action at law. Executive further acknowledges and agrees that any breach or threatened breach by Executive of any provision of Sections 4,6,7, or 8 of this Agreement shall cause irreparable harm to the Company, which harm cannot be reasonably or adequately compensated for by damages in an action at law. Accordingly, without prejudice to the rights and remedies otherwise available to the Company, Executive agrees that, in addition to any other right or remedy the Company may have, the Company shall be entitled to a temporary restraining order and to a preliminary and permanent injunction enjoining or restraining the breach or threatened breach of this Agreement by Executive, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security. Executive acknowledges and agrees that the preceding remedies shall be in addition to any and all other rights available to the Company at law or in equity. The failure of the Company to promptly institute legal action upon any breach of this Agreement shall not constitute a waiver of that or any other breach hereof. Executive agrees to pay any and all court costs, attorneys’ fees, and related expenses incurred by the Company in successfully enforcing any provision of this Agreement, including without limitation, obtaining the injunctive relief provided by this provision.

9. Indemnification; Insurance.

9.1 Indemnification of Executive. Except as otherwise provided in this Agreement or by applicable law, in the event Executive is made a party to any threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Executive), by reason of the fact that Executive is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith, except that nothing in this Section shall in any way relieve Executive of his obligation to the Company contained in Section 2.4 hereof. In the event that both Executive and the Company are made a party to the same third party action, complaint, suit, or proceeding, the Company will engage competent legal representation, and Executive will use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Executive, then the Company may engage separate counsel on Executive’s behalf, and subject to the provisions of this Section 9, the Company will pay all attorneys’ fees of such separate counsel. Further, while Executive is expected at all times to use Executive’s best efforts to faithfully discharge Executive’s duties under this Agreement, Executive cannot be held liable to the Company for errors or omissions made in good faith except where Executive has exhibited gross, willful, or wanton negligence or misconduct, or has performed criminal or fraudulent acts which materially damage the business of the Company or where Executive has failed to perform in the best interests of the Company.

9.2 Insurance Provided by Company. As soon as practicable after the Effective Date, the Company shall obtain a directors and officers liability insurance policy covering all directors and officers of the Company, including Executive, which insurance policy shall provide adequate insurance coverage for each of such persons, as shall be approved by the Board of Directors of the Company.

10. Assignment; Binding Effect. Executive understands that Executive has been selected for employment by the Company on the basis of Executive’s personal qualifications, experience, and skills. Executive shall have no right to assign and shall not assign or purport to assign any portion of Executive’s performance or any other rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company, and nothing in this Agreement shall prevent the consolidation, merger, or sale of the Company or a sale of any or all or substantially all of its assets. Subject to the foregoing restriction on assignment by Executive, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns.

11. Change in Control.

a. Definition. A “Change in Control” shall be deemed to have occurred under any one or more of the following conditions:

i. if, within one year of any merger, consolidation, sale of a substantial part of the Company’s assets, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of (a) of the Company or (b) any successor to the Company or (c) if the Company becomes a subsidiary of or is merged into or consolidated with another corporation, of such corporation (the Company shall be deemed a subsidiary of such other corporation if such other corporation owns or controls, directly or indirectly, a majority of the combined voting power of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors (“Voting Stock”)).

ii. if, as a result of a Transaction, the Company does not survive as an entity, or its shares are changed into the shares of another corporation unless the stockholders of the Company immediately prior to the Transaction own a majority of the outstanding shares of such other corporation immediately following the Transaction;

iii. if any “person” (within the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d) and 14(d) thereof and the rules promulgated thereunder), becomes, after the Effective Date, a beneficial owner directly or indirectly of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s Voting Stock;

iv. the dissolution or liquidation of the Company is approved by its stockholders; or

v. if the members of the Board as of the Effective Date (the “Incumbent Board”) cease to represent a majority of the Board; provided, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by at least two-thirds of the members comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this paragraph v, treated as though such person were a member of the Incumbent Board.

b. Termination of Employment. In the event Executive’s employment is terminated by the Company or its successor during the one year period following a completed Change in Control, Executive shall be entitled to receive the following:

i. One (1) year of severance pay based on Executive’s Base Salary then in effect, payable in a lump sum amount within thirty (30) days of the Executive’s termination or, if later, the completion of the Change in Control, and subject to usual and customary deductions and withholding; and

ii. Continuation of all welfare benefits provided pursuant to Section 3.3 of this Agreement for a period of one (1) year.

iii. If, with respect to any alleged failure by the Company to comply with any of the terms of this Agreement upon a Change in Control, Executive hires legal counsel with respect to this Agreement or institutes any negotiations or institutes or responds to legal action to assert or defend the validity of, enforce his rights under, or recover damages for breach of this Agreement and thereafter the Company is found in a judgment no longer subject to review or appeal to have breached this Agreement in any material respect, then the Company shall indemnify Executive for his actual expenses for attorneys’ fees and disbursements, together with such additional payments, if any, as may be necessary so that the net after-tax payments to Executive equal such fees and disbursements.

iv. Any unvested options granted to Executive under the Company’s stock option plan shall immediately vest and any vested options may be exercised on or before the earlier of: (i) the option’s expiration date or (ii) twelve months after the Executive’s termination.

Any amount payable under this Section 11(b)(i) or (ii) shall be reduced by the value of any termination benefit that is payable to Executive under Section 5.

c. Voluntary Resignation by Executive for Good Reason. In the event Executive resigns his employment with Good Reason (as defined below) within the one year period following a completed Change in Control, Executive may elect to terminate this Agreement by providing written notice to the Company or its successor. In such case, Executive shall be entitled to receive all of the benefits provided in Section 11(b). For purposes of this subsection, Good Reason shall mean:

i. The assignment to Executive of any duties inconsistent with the position Executive held immediately prior to the Change in Control, or a significant adverse alteration in the nature or status of Executive’s responsibilities or the conditions of his employment from those in effect immediately prior to such Change in Control;

ii. The relocation of the Company’s offices at which Executive is employed immediately prior to the date of the Change in Control to a location more than fifty (50) miles from Midland, Texas, or the Company’s requiring Executive to be based anywhere other than the Company’s offices at such location except for required travel on the Company’s business to an extent substantially consistent with Executive’s business travel obligations at the time of the Change in Control;

iii. The failure by the Company to continue in effect any material compensation or benefit plan or arrangement in which Executive participates immediately prior to the Change in Control unless an equitable and substantially comparable arrangement (embodied in a substitute or alternative plan) has been made with respect to such plan or arrangement, or the failure by the Company to continue Executive’s participation therein (or in such substitute or alternative plan or arrangement) on a basis not less favorable, both in terms of the amount of benefits provided and the level of participation relative to other participants, as existed at the time of the Change in Control; or

iv. Any breach of this Agreement by the Company.

d. Certain Taxes.

i. Anything in this Agreement to the contrary notwithstanding, in the event it is determined that any payment made to or benefit provided to Executive pursuant to this Agreement or any other plan, arrangement, or agreement of the Company (a “Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any similar federal, state, or local tax that may hereafter be imposed (such excise tax, together with any associated interest and penalties, are hereinafter collectively referred to as the “Excise Tax"), then the Company or its successor shall pay to Executive an additional payment (the “Gross-Up Payment”) in an amount such that after payment by Executive of all taxes (including federal, state, and local income taxes, employment taxes, Excise Tax, and any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Executive retains a net amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. It is the intention of the parties that the Company provide Executive with a full tax gross-up under the provisions of this Section 11(g) so that on a net after-tax basis, the result to Executive shall be the same as if the Excise Tax had not been imposed on a Payment.

ii. All determinations required to be made under Section 11(g) (including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination) shall be made by a nationally recognized independent accounting firm serving as the Company’s independent accounting firm immediately prior to the Change in Control (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations to both the Company and Executive within ten (10) business days of the Company's receipt of notice from Executive that there has been a Payment or at such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to Section 11(g), shall be paid by the Company to Executive within five (5) business days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

iii. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment") or that Gross-Up Payments will have been made that should not have been made ("Overpayments"), consistent with the calculations required to be made hereunder. In the event Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive. If the Accounting Firm shall determine that an Overpayment has been made, Executive shall promptly repay the amount of the Overpayment to the Company.

12. Additional Provisions.

12.1 Amendments; Waivers; Remedies. This Agreement may not be amended, and no provision of this Agreement may be waived, except by a writing signed by Executive and by a duly authorized representative of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

12.2 Notices. Any notice under this Agreement must be in writing and addressed to the Company or to Executive at the corresponding address below. Notices under this Agreement shall be effective upon: (a) hand delivery, when personally delivered; (b) written verification of receipt, when delivered by overnight courier or certified or registered mail; or (c) acknowledgment of receipt of electronic transmission, when delivered via electronic mail or facsimile. Executive shall be obligated to notify the Company, in writing, of any change in Executive’s address. Notice of change of address shall be effective only when done in accordance with this Section 11.2.

Company’s Notice Address:	United Fuel & Energy Corporation
405 N. Marienfeld
Third Floor
Midland, Texas 79701
Telephone: (432) 571-8011
Facsimile: (432) 571-8099

Executive’s Notice Address:	Chuck McArthur
5509 Grassland Blvd.
Midland, Texas 79707
Telephone: (432) 638-4234
Facsimile: ( )

12.3 Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that such court deems enforceable, then such court shall reduce the time period or scope to the maximum time period or scope permitted by law.

12.4 Taxes. All amounts paid under this Agreement (including, without limitation, Base Salary) shall be reduced by all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

12.5 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles.

12.6 Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Midland County and the Federal Courts of the United States of America located in the Midland-Odessa Division of the Western District of Texas, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

12.7 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect, in any manner, the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

12.8 Survival. All of those portions of this Agreement that require performance by Executive following termination of Executive’s employment hereunder shall survive any termination of this Agreement.

12.9 Counterparts. This Agreement may be executed in several counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.10 Authority. Each party represents and warrants that such party has the right, power, and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder, and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

12.11 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, that at the request of the Company, Executive shall execute such additional instruments and take such additional acts as the Company may deem necessary to effectuate this Agreement.

12.12 Entire Agreement. This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) is the final, complete, and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications, and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, as provided herein (such amendment to become effective on the date stipulated therein).

12.13 Executive Acknowledgment. Executive acknowledges that, before signing this Agreement, Executive was advised of his right to consult with an attorney of his choice to review this Agreement and that Executive had sufficient opportunity to have an attorney review the provisions of this Agreement and negotiate its terms. Executive further acknowledges that Executive had a full and adequate opportunity to review this Agreement before signing it; that Executive carefully read and fully understood all the provisions of this Agreement before signing it, including the rights and obligations of the parties; and that Executive has entered into this Agreement knowingly and voluntarily.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

UNITED FUEL & ENERGY CORPORATION

By Its Duly Authorized Officer:

/s/ Bobby W. Page
Signature

Name Printed: Bobby W. Page

EXECUTIVE:

/s/ Chuck McArthur
Signature

Name Printed: Chuck McArthur

SCHEDULE 3.6

BUSINESS MANAGEMENT OBJECTIVES

Goals and Objectives
Chuck McArthur

•	Develop and promote a clear mission statement and strategic plan that is approved by the board and is well communicated within the organization.

•	Create operational plan and budget that fulfills the objectives of the mission statement and strategic plan.

•	Effectively manage the human resources of the organization, to meet corporate objectives and to ensure the companies policies and procedures are being followed.

•	Oversee compliance of all company actions with regard to current laws and public company regulations.

•	Ensure the company maintains positive community and public relations.

•	Efficiently integrate the companies’ acquisitions within the projected time frame the integration team believes will be necessary.

•
Supports operations and administration of Board by maintaining good levels of communication and interface between board and company management. Report quarterly to board any areas of significance such as employee turnover ratios, key customers movement and other items as requested from time to time.

•	Publish monthly executive summary, to board and key executive management members, which include quantitative results and qualitative issues, programs and actions.

•	Others to be determined by the Board

EXHIBIT 4.1

EMPLOYEE CONFIDENTIAL INFORMATION AGREEMENT

For good and valuable consideration, including my employment and continued employment by United Fuel & Energy Corporation, or its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling, or under common control with it (the "Company"), I agree as follows:

1. That the Company operates in a competitive environment, and that its success is due in part to the competitive advantage afforded it by its unique and proprietary trade secrets and other confidential information relating to: (1); and (3) the related marketing and business plan, as well as other business processes and product technologies, in which the Company has invested (and plans to continue investing) great time, effort, skill, and expense. I understand that the Company is unwilling to employ and compensate me, or to continue to employ and compensate me, but for the restrictions of this Agreement. I acknowledge that my employment by the Company may include inventing, discovering, initiating, or contributing to Confidential or Proprietary Information (as defined below) as an integral part thereof.

2. At all times before and after the termination of my service (for any reason, by the Company or by me) to keep all Confidential or Proprietary Information in strict confidence and secrecy, and not to disclose such Confidential or Proprietary Information to anyone, and not to use the Confidential or Proprietary Information in any way outside of my assigned responsibilities for the Company, except as expressly pre-authorized by the Company in writing. "Confidential or Proprietary Information" means any information or idea (whether or not a trade secret) relating to the business of the Company that is not generally known outside the Company (including information which may be available from sources outside the Company, but not in the form, arrangement, or compilation in which it exists within the Company); that the Company considers confidential; or that may tend to give the Company, or another party using it, any competitive advantage. "Confidential or Proprietary Information" includes, but is not limited to: (i) customer lists and records of current, former, and prospective customers; (ii) special needs and characteristics of current, former, or prospective customers; (iii) present or future business plans; (iv) trade secrets, proprietary, or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information; (v) marketing, financing, business development, or strategic plans; (vi) sales methods, practices, and procedures; (vii) personnel information; (viii) research and development data and projections; (ix) information or data concerning the Company’s competitive position in its various lines of business; (x) existing, new, or envisioned products, programs, services, methods, techniques, processes, projects, or systems; and (xi) sales, pricing, billing, costs, and other financial data and projections. All documents containing this information will be considered Confidential or Proprietary Information whether or not marked with any proprietary or confidential notice or legend.

3. This Agreement shall benefit and may be enforced by the Company, its successors or assigns, and shall bind me and any successors in interest, and may not be changed in whole or in part except in a writing signed by an authorized officer of the Company and me. This Agreement is governed by the law of the State of Texas. Any litigation commenced by a party and relating to this Agreement or its subject matter shall be within the exclusive jurisdiction of the courts of the State of Texas, Midland County, or if the jurisdiction prerequisites exist at the time, the Federal Courts of Texas with venue to be in the Midland-Odessa Division of the Western District of Texas, and the parties hereby waive any right in such litigation to object to personal jurisdiction and venue. The Company shall be entitled to preliminary, temporary, and permanent injunctive relief to restrain any violation of this Agreement by me, in addition to damages and other remedies. I agree to pay the Company's attorneys’ fees and other costs of enforcing this Agreement, should I breach any provision of it. The Company may notify anyone subsequently employing or retaining me or evidencing any intention to employ or retain me as to the existence and provisions of this Agreement. No waiver of any provision of this Agreement (or any similar agreement with any other person) shall constitute or imply any continuing, other, or further waiver, and the Company shall be free to reinstate the waived term at any time and to enforce all other provisions of this Agreement at its sole discretion. This is the entire agreement concerning its subject matter. If I have a written employment agreement with the Company, I understand that my employment with the Company may be terminated by either me or the Company under the terms of that written agreement.

Having read and understood this Employee Confidential Information Agreement, I have willingly and voluntarily executed and unconditionally delivered this Agreement to the Company, effective as of August ___, 2005.

_________________________________________	_________________________________________
Employee’s Name	Signature